UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12
SPARTA, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table below per Exchange Act Rules 14(a)-6(i)(4) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0—11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed

Form of SPARTA Estimated Merger Proceeds Statement

EE Name:	Loc.:	HSM	EE#:

On January 15, 2008, SPARTA, Inc. (“SPARTA” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among SPARTA, Cobham Holdings, Inc. (“Cobham”) and Rocob Acquisition Inc. (“Merger Sub”). The following statement summarizes the estimated amount of merger consideration attributable to your current stock and option holdings, based upon the per share merger consideration of $77.60, assuming that the merger becomes effective as provided for in the Merger Agreement. In addition, the statement summarizes the estimated amount of your portion of the equity bonus provided for in the Merger Agreement.
All information presented herein is estimated based on information available as of March 19, 2008 and is subject to change, and is qualified in its entirety by reference to the Merger Agreement, the definitive proxy statement dated March 5, 2008 (the “Proxy Statement”) and the equity bonus plan which will be filed with the SEC on or about Monday March 24, 2008.
Timing of and eligibility for payment of the merger consideration and equity bonus, as well as the tax consequences of the contemplated payments, are described in greater detail in the Proxy Statement and in the document entitled “Additional Frequently Asked Questions” dated March 21, 2008.

Owned Shares

Total Owned Shares:
Value at $77.60 per Share:	$
If you have one or more stock option exercise loans outstanding as of the effective date of the merger, the paying agent will deduct the principal balance(s), plus accrued interest through the effective date of the merger, from the proceeds payable to you.

Shares Owned in the SPARTA, Inc. Profit Sharing Plan (the “Plan”)

Total Shares Owned in Plan:
Value at $77.60 per Share:	$

Vested Stock Options

# Vested Stock Options:
Exercise Cost of Vested Options:	$
Value at $77.60 per Share:	$
Gain on Vested Stock Options:	$

Unvested Stock Options

# Unvested Stock Options:
Exercise Cost of Unvested Options:	$
Value at $77.60 per Share:	$
Gain on Unvested Options:	$
As of the effective date of the merger, unvested stock options will be cancelled and replaced by a “right” that will vest according to the vesting schedule of the unvested option for which the right was substituted. Please refer to the current stockholders status summary in STaRS for detail regarding your outstanding grants of unvested stock options, and to the related grant letter for unvested stock options to determine the exact vesting schedule.
Upon vesting, each right provides the holder the right to receive, at a minimum, the aggregate per share merger consideration (based on $77.60 per share) minus the aggregate exercise price of the corresponding unvested stock options. In addition, each right provides for additional consideration if the per share stock price of Cobham plc increases between the effective date of the merger and the vesting date of the right. The minimum gain presented above excludes any additional consideration related to increases in the per share stock price of Cobham plc. (For additional information, please refer to pages 3, 22-23, 34-35 and Appendix D of the Proxy Statement.)

Stock Compensation Plan (“Rabbi Trust”) Shares

Vested Rabbi Trust Shares:	0
Unvested Rabbi Trust Shares:	0
All stock in the Rabbi Trust will be purchased by Cobham, and the proceeds therefrom will remain in the Rabbi Trust until distributed to the participant. Vesting of participant balances will follow the original vesting schedule of the award, and distribution of funds to participants will be based on the original distribution schedule elected by the participant.

Equity Bonus Statement

	Shares or options
	that would
	typically have
	been granted in		Gain between
	the absence of the	Award or Grant	award or grant
	Merger	Price	price and $77.60
2007 Profit Sharing/Match Shares:		$48.77	$
20% of 2007 Bonus Paid in 2008:		$49.77	$
Stock Options Normally Awarded 3/1/08:		$49.77	$
2/1/08 Rabbi Trust Award:		$49.77	$

Total Calculated Equity Bonus:			$

* * * * *
Cautionary Statements Concerning Forward-Looking Information
Certain statements contained in this document regard matters that are not historical facts and are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the Securities Act of 1934, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended. Forward-looking statements can often be identified by their use of words such as “may,” “will,” “expects,” “plans,” “estimates,” “intends,” “believes,” or “anticipates,” and variations or negatives of these words. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements concerning anticipated sources of revenue, expected national defense priorities, anticipated levels of government funding, and our estimates, assumptions and judgments. All forward-looking statements involve risks and uncertainties that are difficult to predict. Those risks and uncertainties include, among others, the variability of government funding, changing priorities of Presidential Administrations and/or Congress, changing geopolitical conditions, possible changes in government procurement procedures, the availability of highly skilled and educated employees required by SPARTA, and other matters discussed here and elsewhere in the SEC filings of SPARTA.
Additional factors related to the merger that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the outcome of any legal proceedings that have been or may be instituted against SPARTA and others following announcement of the proposal or the merger agreement; (3) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the HSR, and the receipt of other required regulatory approvals; (4) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (5) the ability to recognize the benefits of the merger; and (6) the amount of the costs, fees, expenses and charges related to the merger.
All forward-looking statements speak only as of the date of this proxy statement, and are based on the information available to us at that time. Such information is subject to change, and we will not necessarily inform you of such changes. The forward-looking statements are not guarantees of future events and, therefore, SPARTA’s performance could differ materially and adversely from those contemplated by any forward-looking statements as a result of various factors, some of which will be discussed in the proxy statement and the other filings that we make from time to time with the Securities and Exchange Commission, which you should carefully review. We undertake no obligation to publicly revise or update any forward-looking statement, whether as a result of new information, future events or otherwise.
Important Additional Information will be Filed with the SEC
In connection with the proposed Merger, SPARTA has prepared a proxy statement for the stockholders of SPARTA that has been filed with the Securities and Exchange Commission (the “SEC”) and mailed to SPARTA’s stockholders. Before making any voting decision, the SPARTA’s stockholders are urged to read the proxy statement regarding the Merger and the related transactions carefully in its entirety when it becomes available because it will contain important information about the proposed transaction. SPARTA’s stockholders and other interested parties may obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. SPARTA’s stockholders and other interested parties may obtain, without charge, a copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to SPARTA, Inc., 25531 Commercentre Drive, Suite 120, Lake Forest, CA 92630, telephone: (949) 768-8161.
SPARTA and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about SPARTA’s directors and executive officers and their ownership of SPARTA’s common stock is set forth in the proxy statement for the SPARTA’s 2007 Annual Meeting of Stockholders, which was filed with the SEC on April 27, 2007. Stockholders and investors may obtain additional information regarding the interests of SPARTA and its directors and executive officers in the Merger, which may be different from those of SPARTA’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, which is filed with the SEC.